UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2006, The Warnaco Group, Inc. (the "Company") and its wholly-owned subsidiary, Ocean Pacific Apparel Corp. (“OPAC”), entered into an asset purchase agreement (the “Agreement”) with Iconix Brand Group, Inc. (“Iconix”), pursuant to which OPAC agreed to sell to Iconix certain of the assets and rights related to OPAC’s business of marketing, licensing and managing the Ocean Pacific® brands, trademarks, intellectual property and related names worldwide. The aggregate purchase price is $54.0 million, payable as follows: (i) $10.0 million payable in cash at the closing of the sale and (ii) $44.0 million evidenced by a short-term promissory note (the "Note") of Iconix secured by the acquired assets. The Note bears interest at a rate of 7% per annum and becomes payable in full, together with accrued interest, by Iconix on December 31, 2006 (the “Maturity Date”), subject to certain extension provisions set forth in the Note. On or prior to the Maturity Date, Iconix may elect, subject to the terms and conditions of the Note, to pay up to $27.0 million of the principal of the Note through the issuance of shares of its common stock to the Company. If Iconix pays the Company principal of the Note in cash in an amount greater than or equal to $25.0 million by the Maturity Date, then Iconix may elect to extend the Maturity Date of the Note until January 31, 2007, at which time Iconix must pay the Company not less than $5.5 million of the outstanding principal amount of the Note in cash. In accordance with the terms and conditions of a registration rights agreement (the "Registration Rights Agreement"), the Company has certain registration rights with respect to any Iconix shares issued pursuant to the Note.

The transactions contemplated by the Agreement closed on November 6, 2006. In connection with the closing, the Company received a consent to the transaction from the requisite lenders under its credit facility. The Agreement contains customary representations, warranties and covenants. Upon closing, the Company was granted a license from Iconix to continue to manufacture and sell Ocean Pacific women's and junior swimwear for an initial term of three years. In addition, for a period of 90 days following the closing, the Company will provide certain transition services pursuant to a transition services agreement.

A copy of the Agreement (which includes as attachments thereto forms of the Note and Registration Rights Agreement) is attached to this report as Exhibit 2.1 and is incorporated herein by reference. The foregoing descriptions of the Agreement, the Note and the Registration Rights Agreement are qualified in their entirety by reference to Exhibit 2.1. These documents are attached to this Form 8-K to provide information regarding their terms, and they are not intended to be a source of factual, business or operational information about the Company or the other parties thereto. Certain of these agreements contain representations and warranties made by the parties thereto and solely for the benefit of the other parties. Such representations and warranties are qualified in several important respects, including by the disclosure schedules to the Agreement, and information regarding the subject matter thereof may change after the date such representations and warranties are made. Accordingly, investors should not rely on such representations and warranties.

Item 2.02	Results of Operations and Financial Condition.

See the information below under Item 2.05, which is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In connection with the sale under the Agreement described above, for the three months ended September 30, 2006, the Company incurred shutdown related expenses (recorded as part of loss from discontinued operations) of approximately $3.0 million, primarily associated with the write-down, to net realizable value, of property, plant, equipment and inventory. The Company estimates that it will incur approximately $3.5 million of additional shutdown costs ($0.5 million of which are expected to be non-cash), consisting of employee termination costs of approximately $3.0 million and lease termination costs of approximately $0.5 million, related to the discontinued components of its Ocean Pacific business. These amounts represent preliminary estimates and could differ from the amounts ultimately incurred.

Item 8.01.	Other Events.

On October 31, 2006, the Company and Iconix issued a joint press release announcing the execution of the Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On November 6, 2006, the Company and Iconix issued a joint press release announcing the closing of the transactions contemplated by the Agreement. A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

2.1	Asset Purchase Agreement, dated as of October 31, 2006, by and among the Company, OPAC and Iconix*

99.1	Press Release, dated October 31, 2006

99.2	Press Release, dated November 6, 2006

*

Certain schedules (and similar attachments) to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such items supplementally to the Securities and Exchange Commission upon request.

FORWARD-LOOKING STATEMENTS

This Form 8-K and certain other written, electronic and oral disclosure made by the Company from time to time, contains ‘‘forward-looking statements’’ within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words ‘‘believe,’’

‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘project,’’ ‘‘scheduled to,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘will be,’’ ‘‘will continue,’’ ‘‘will likely result,’’ or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings ‘‘Risk Factors’’ and ’’Statement Regarding Forward-Looking Disclosure,’’ as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company’s dependence on a limited number of customers; the effects of the consolidation of the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; disruptions in the Company's operations caused by difficulties with the new systems infrastructure; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the failure of newly acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of the acquisition); and such newly acquired business being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled ‘‘Risk Factors’’ and the discussion of the Company's critical accounting policies under ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies’’ included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this Form 8-K is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: November 6, 2006	By:	/s/ Jay A. Galluzzo
		Name:	Jay A. Galluzzo
		Title:	Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Document

2.1	Asset Purchase Agreement, dated as of October 31, 2006, by and among the Company, OPAC and Iconix*

99.1	Press Release, dated October 31, 2006

99.2	Press Release, dated November 6, 2006

*

Certain schedules (and similar attachments) to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such items supplementally to the Securities and Exchange Commission upon request.